EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-123370) on Form S-8 of Paulson Capital Corp. of our report dated March 30, 2010 relating to our audit of the consolidated financial statements and the financial statement schedule, included and incorporated by reference in this Annual Report on Form 10-K of Paulson Capital Corp. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

March 10, 2011